Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 2, 2020, with respect to the consolidated financial statements of IBERIABANK Corporation incorporated by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of First Horizon National Corporation (No. 333-235757).

/s/ Ernst & Young LLP

New Orleans, Louisiana

March 9, 2020